Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                     -------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933
                                     -------

                             ALBERTO-CULVER COMPANY
             (Exact name of registrant as specified in its charter)

DELAWARE                                                     36-2257936
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              2525 ARMITAGE AVENUE
                          MELROSE PARK, ILLINOIS 60160
                    (Address of Principal Executive Offices)

                            MANAGEMENT INCENTIVE PLAN
                            (Full title of the plan)

                               BELL, BOYD & LLOYD
                           THREE FIRST NATIONAL PLAZA
                          CHICAGO, ILLINOIS 60602-4207
                            ATTENTION: JOHN H. BITNER
                                 (312) 807-4306
            (Name, address and telephone number of agent for service)
                                    ---------

                         CALCULATION OF REGISTRATION FEE



                                        Proposed       Proposed
Title                                   Maximum        Maximum
Securities            Amount            Offering       Aggregate    Amount of
to be                 to be             Price          Offering     Registration
Registered            Registered (1)    Per Share (2)  Price (2)    Fee (2)

Class A Common Stock, 250,000 shares    $25.03125      $6,257,813   $1,847
$.22 par value



(1) This registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to antidilution adjustments.

(2) In accordance with Rule 457, calculated on the basis of the average of the reported high and low prices for the Class A Common Stock on the New York Stock Exchange Composite Tape on July 24, 1998.




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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

         The  following   documents  are   incorporated   by  reference  in  the
registration statement:

         (a) The registrant's latest annual report on Form 10-K, or, if the audited financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) of the Securities Exchange Commission under the Securities Act of 1933.

         (b) All other  reports  filed by the  registrant  pursuant  to Sections
13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         (c) The description of the registrant's Class A Common Stock which is contained in the registrant's registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the securities offered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations.
Article VIII of the registrant's by-laws (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to specified circumstances, (iii) gives the Indemnitees the right to bring suit against the registrant to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains policies of insurance under which the directors and officers of registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.



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Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


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         (h)  Insofar  as  indemnification  for  liabilities  arising  under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 (other than policies of insurance), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois on July 23, 1998.
                             ALBERTO-CULVER COMPANY


                             By    /s/ Howard B. Bernick
                                   Howard B. Bernick
                                   President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature                   Title                                 Date

/s/ Leonard H. Lavin        Chairman of the Board                 July 23, 1998
Leonard H. Lavin            and Director

/s/ Howard B. Bernick       President, Chief Executive            July 23, 1998
Howard B. Bernick           Officer and Director
                            (Principal Executive Officer)

/s/ Bernice E. Lavin        Vice Chairman, Secretary,             July 23, 1998
Bernice E. Lavin            Treasurer and Director

/s/ Carol L. Bernick        Vice Chairman, President              July 23, 1998
Carol L. Bernick            Alberto-Culver North America,
                            Assistant Secretary and Director

/s/ William J. Cernugel     Senior Vice President -               July 23, 1998
William J. Cernugel         Finance and Controller
                            (Principal Financial & Accounting Officer)

/s/ A. Robert Abboud         Director                              July 23,1998
A. Robert Abboud

/s/ A. G. Atwater, Jr.       Director                             July 23, 1998
A. G. Atwater, Jr.

/s/ Robert P. Gwinn          Director                             July 23, 1998
Robert P. Gwinn

/s/ Allen B. Muchin          Director                             July 23, 1998
Allan B. Muchin

/s/ Robert H. Rock           Director                             July 23, 1998
Robert H. Rock

/s/ Dr. Harold M. Visotsky   Director                             July 23, 1998
Dr. Harold M. Visotsky

/s/ William W. Wirtz         Director                             July 23, 1998
William W. Wirtz                                         4


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                                  EXHIBIT INDEX



                                                                   Where Exhibit
No.          Description                                           Can be Found


4.1          Restated Certificate of Incorporation of the Company
             (incorporated herein by reference to the Company's
             Annual Report on Form 10-K for the year ended September 30, 1988 [File No. 1-5050])


4.2          Certificate of Amendment to Restated Certificate of
             Incorporation of the Company (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1989 [File No. 1-5050])


4.3          Certificate of Amendment to Restated Certificate of
             Incorporation of the Company (incorporated herein by reference to the Company's Quarterly Report on Form
             10-Q for the quarter ended March 31, 1997
             [File No. 1-5050])


4.4 By-laws of the Company, as amended through January 17, 1990 (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1989 [File No. 1-5050])

5.1          Opinion of Gary P. Schmidt, Esq., General Counsel
             of the Company.                                          Page 6

23.1         Consent of Gary P. Schmidt, Esq. (included in
             Exhibit 5.1).

23.2         Consent of KPMG Peat Marwick LLP                         Page 7














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                                                                    EXHIBIT 5.1


                                                     July 27, 1998







Alberto-Culver Company
2525 Armitage Avenue
Melrose Park, Illinois 60160

Ladies and Gentlemen:

                       Registration Statement on Form S-8

    I have  represented  Alberto-Culver  Company,  a Delaware  corporation  (the
"Company"), in connection with a registration statement on Form S-8 (the "registration statement") filed under the Securities Act of 1933 for the purpose of registering under that Act 250,000 shares of Class A common stock, $.22 par value (the "Shares"), which may be offered and sold from time to time pursuant to the Management Incentive Plan (the "Plan"). In this connection, I have examined originals or copies certified or otherwise identified to my satisfaction of such documents, corporate and other records, certificates and other papers as I deemed it necessary to examine for the purpose of this opinion.

    Based on such examination, it is my opinion that the Shares covered by the registration statement, when issued in accordance with the Plan, constitute legally issued, fully paid and non-assessable shares of common stock of the Company.

    I consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                Very truly yours,

                               /s/ Gary P. Schmidt

                               Gary P. Schmidt, Esq.






                                                         6


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                                                                Exhibit No. 23.2




                        CONSENT OF KPMG PEAT MARWICK LLP





The Board of Directors
Alberto-Culver Company:

We consent to the use of our reports dated October 23, 1997, incorporated herein by reference, with respect to the consolidated financial statements of Alberto-Culver Company and subsidiaries as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997, and the financial statement schedule for the three-year period ended September 30, 1997, which reports are incorporated by reference or appear in the September 30, 1997 annual report on Form 10-K of Alberto-Culver Company.




                                                     /s/ KPMG PEAT MARWICK LLP

Chicago, Illinois
July 24, 1998























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